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                                                         EXHIBIT 23



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the Special Turn-A-Round Plan (Fiscal Year 1995 Management Incentive Plan) of International Technology Corporation of our report dated May 17, 1995, with respect to the consolidated financial statements of International Technology Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1995 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.




                                                        ERNST & YOUNG LLP


Los Angeles, California
July 3, 1995